As filed with the Securities and Exchange Commission on January 18, 2011
 Registration No. 333-169458

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
Post-Effective Amendment No. 1 to the
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Minden Bancorp, Inc.
(Exact name of registrant as specified in its articles of incorporation)

Louisiana	6036	90-0610674
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100 MBL Bank Drive Minden, Louisiana 71055 (318) 371-4156
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jack E. Byrd, Jr. Chairman, President and Chief Executive Officer Minden Bancorp, Inc. 100 MBL Bank Drive Minden, Louisiana 71055 (318) 371-4156
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Raymond A. Tiernan, Esq. Philip R. Bevan, Esq. Elias, Matz, Tiernan & Herrick L.L.P. 734 15th Street, N.W., 11th Floor Washington, D.C. 20005 202-347-0300

Sale to the Public Concluded on January 4, 2011

This Post-Effective Amendment No. 1 is filed to deregister 554,470 shares of common stock, par value $0.01 per share (the “Common Stock”) of Minden Bancorp, Inc. (the “Company”), heretofore registered and offered pursuant to the terms of the Prospectus and the Proxy Statement/Prospectus, each dated November 9, 2010 (collectively, the “Prospectus”). The remaining 2,379,269 shares registered pursuant to the Registration Statement on Form S-1 have been issued in accordance with and as described in the Prospectus, of which (1) 1,394,316 shares were sold in the subscription and community offerings; and (2) 984,953 shares were exchanged in the exchange offering described therein.

The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minden, State of Louisiana on January 18, 2011.

MINDEN BANCORP, INC.

By:	/s/Jack E. Byrd, Jr.
Jack E. Byrd, Jr.
Chairman, President and Chief Executive Officer

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